UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012 (July 31, 2012)

J. ALEXANDER’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-08766	62-0854056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 269-1900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On July 31, 2012, J. Alexander’s Corporation, a Tennessee corporation (the “Company” or “J. Alexander’s”) issued a joint press release with Fidelity National Financial, Inc., a Delaware corporation (“Parent”), announcing that it had entered into an Amended and Restated Agreement and Plan of Merger (the “Restated Merger Agreement”), by and among the Company, Parent, New Athena Merger Sub, Inc., a Tennessee corporation and an indirect, wholly-owned subsidiary of Parent (“New Merger Sub”), Fidelity Newport Holdings, LLC, a Delaware limited liability company and an indirect, majority-owned subsidiary of Parent (“FNH”), American Blue Ribbon Holdings, Inc., a Delaware corporation and an indirect, majority-owned subsidiary of Parent (“ABRH”), and Athena Merger Sub, Inc., a Tennessee corporation and a direct, wholly owned subsidiary of ABRH (“Old Merger Sub”).

The Restated Merger Agreement amends and restates that certain Agreement and Plan of Merger, dated June 22, 2012, between the Company, Parent, FNH, ABRH, and Old Merger Sub. Pursuant to the terms of the Restated Merger Agreement, Parent will cause New Merger Sub to make a tender offer to purchase each share of common stock, par value $0.05 per share, of the Company, after the consummation of which, New Merger Sub will then merge with and into the Company with the Company as the surviving corporation thereof. A copy of the press release is furnished herewith as Exhibit 99.1.

 The information required by Item 1.01, including a copy of the Restated Merger Agreement, will be filed in a separate Current Report on Form 8-K.

Cautionary Statement Regarding Forward Looking Statements

In connection with the safe harbor established under the Private Securities Litigation Reform Act of 1995, the Company cautions that certain information contained in this communication, particularly information regarding the consummation of the transactions contemplated by the Restated Merger Agreement, is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.  Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning.  Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things: uncertainties as to how many of the Company’s shareholders will tender their stock in the offer; the possibility that competing offers will be made; the risk of shareholder litigation in connection with the transaction and any related significant costs of defense, indemnification and liability; and the possibility that various closing conditions for the transaction may not be satisfied or waived. There can be no assurance that the proposed transactions will in fact be consummated.

Additional information about these and other material factors or assumptions underlying such forward looking statements are set forth in the reports that the Company files from time to time with the Securities and Exchange Commission (the “SEC”), including those items listed under the “Risk Factors” heading in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended January 1, 2012, as well as the solicitation/recommendation statement on Schedule 14D-9 to be filed by the Company. These forward-looking statements reflect the Company’s expectations as of the date of this communication. The Company disclaims any intent or obligation to update these forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Important Information about the Tender Offer

THE TENDER OFFER FOR THE OUTSTANDING COMMON STOCK OF J. ALEXANDER’S REFERRED TO IN THIS COMMUNICATION HAS NOT YET COMMENCED.  THIS FORM 8-K IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL ANY SECURITIES.

At the time the offer is commenced, a tender offer statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents) will be filed with the SEC, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer.  Shareholders of J. Alexander’s should read and consider these materials carefully when they become available because they will contain important information, including the terms and conditions of the offer. These materials will be sent free of charge to all shareholders of record of the Company when available. In addition, shareholders will be able to obtain the offer to purchase and all other related materials with respect to the tender offer when they become available free at the SEC’s website at www.sec.gov, at the Company’s web site at www.jalexanders.com or by requesting copies from the Secretary of J. Alexander’s by telephone at (615) 269-1900.

Item 9.01.     Financial Statements and Exhibits.

 (d)       Exhibits.

99.1     Press Release, dated July 31, 2012, issued by J. Alexander’s Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Corporation

Date:	July 31, 2012	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated July 31, 2012, issued by J. Alexander’s Corporation